Exhibit 99(a)

REDWOOD EMPIRE BANCORP

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS

To Be Held                     ,                     , 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

      The undersigned holder of common stock acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders of Redwood Empire Bancorp and the accompanying proxy statement/ prospectus dated                     , 2004, and revoking any proxy previously given, hereby constitutes and appoints Dana R. Johnson and William B. Stevenson, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of common stock of Redwood Empire Bancorp, standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Special Meeting of Shareholders of Redwood Empire Bancorp, to be held at 111 Santa Rosa Avenue, located in Santa Rosa, California 95404 on                     ,                     , 2004 at       p.m. local time, or at any adjournments or postponements of the meeting, upon the following item as described in the Notice of Special Meeting and proxy statement/ prospectus and to vote according to their discretion on all other matters which may be properly presented for action at the meeting or any adjournments or postponements of the meeting.

1.	To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization dated as of August 25, 2004 among Westamerica Bancorporation, Westamerica Bank, Redwood Empire Bancorp and National Bank of the Redwoods, and the transactions contemplated by the Agreement and Plan of Reorganization. A copy of the Agreement and Plan of Reorganization is attached as Annex A to the accompanying proxy statement/ prospectus.

☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN

      IN THEIR DISCRETION THE PROXY HOLDERS’ ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AND MATTERS OR PROPOSALS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENTS OF THE MEETING.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE MERGER. THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE IT WILL BE VOTED “FOR” THE MERGER.

Shareholder(s)	No. of Common Shares

DATE: , 2004

      Please date and sign exactly as your name(s) appear(s). When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If more than one trustee, all should sign. All joint owners should sign. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE.

I/ We do                      or do not                      expect to attend this meeting

      THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.